UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AUDIBLE, INC.

(Name of Registrant as Specified in Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AUDIBLE, INC.
65 Willowbrook Boulevard
Wayne, N.J. 07470-7056
(973) 837-2700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2004
The annual meeting of stockholders of Audible, Inc., a Delaware corporation (the “Company”), will be held on June 3, 2004, at 10:00 a.m., local time, at the offices of the Company, 65 Willowbrook Boulevard, Wayne, N.J. 07470, for the following purposes:

1.	To elect two directors to serve until the 2007 annual meeting of stockholders, and until their successors are elected and duly qualified;

2.	To ratify the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2004;

3.
To approve amendments to our certificate of incorporation to effect a reverse stock split of our common stock pursuant to which any whole number of outstanding shares between and including two and four would be combined into one share of our common stock and to concurrently decrease the authorized number of shares of common stock on a proportional basis and to authorize our Board of Directors to select and file one such amendment; and

4.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed proxy statement. The board of directors has fixed the close of business on April 30, 2004 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the annual meeting or any postponement or adjournment thereof.

By Order of the Board of Directors,

/s/ Nancy A. Spangler
Nancy A. Spangler
Secretary

Wayne, New Jersey
May 18, 2004

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Audible, Inc.
65 Willowbrook Boulevard
Wayne, N.J. 07470-7056
(973) 837-2700

PROXY STATEMENT

Your vote at the annual meeting is important to us. Please vote your shares of common stock and/or preferred stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by our management for the board of directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about Tuesday, May 18, 2004.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

You can vote your shares if our records show that you owned shares of our common stock as of April 30, 2004. A total of 63,696,732 shares of common stock were outstanding as of April 30, 2004 and entitled to vote at the annual meeting. Each stockholder is entitled to one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the two director nominees and for each of the other proposals to be considered at the meeting.

What if other matters come up at the annual meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they determine, in their discretion.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by giving our corporate secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

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Can I vote in person at the annual meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

We will hold the annual meeting if there is a quorum. In order to have a quorum, the holders of a majority of our issued and outstanding shares of common stock must either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee by June 2, 2004 how to vote your shares (so-called “broker nonvotes”), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, some of our directors and employees may contact you by telephone, by mail, or in person. None of our directors or employees will receive any extra compensation for any such solicitation.

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ANNUAL REPORT

The company’s annual report on Form 10-K to stockholders for the fiscal year ended December 31, 2003 has been included in the mailing of this Proxy Statement. Stockholders are referred to the report for financial and other information about the company, but such report is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material. ADDITIONAL COPIES OF THE FORM 10-K WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO AUDIBLE, INC., 65 WILLOWBROOK BOULEVARD, WAYNE, NEW, JERSEY 07470-7056, ATTENTION: ANDREW KAPLAN.

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PROPOSAL NO. 1:   ELECTION OF DIRECTORS

Our board of directors is divided into three classes. The number of directors is determined from time to time by the board of directors and is currently fixed at eight members. A single class of directors is elected each year at the annual meeting. Each director elected at each such meeting will serve for a term ending on the date of the third annual meeting of stockholders after his election and until his successor has been elected and duly qualified.

Three directors are to be elected at this annual meeting to serve until the 2007 annual meeting, and until their successors are elected and duly qualified. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for any substitute nominee designated by the present board of directors or the proxyholders to fill such vacancy, or the board of directors may be reduced in accordance with our bylaws. The board of directors has no reason to believe that the persons named will be unable or unwilling to serve as nominees or as directors if elected.

Set forth below is certain information concerning the nominees and the other incumbent directors:

Directors to be Elected at the 2004 Annual Meeting

Winthrop Knowlton, age 73, has been a director since November 1996. Since 1989, Mr. Knowlton has been serving as Chairman and Chief Executive Officer of Knowlton Brothers, Inc., a management company for limited partnerships and offshore funds investing in the U.S.

Alan Patricof, age 69, has been a director since August 2003. Mr. Patricof is Vice Chairman of the Board of Directors of Apax Partners, Inc. – formerly Patricof & Co. Ventures, the company he founded in 1969. He also serves as a director of ATX Communications, Inc., Boston Properties, Inc., Johnny Rocket Group and Zinio Systems, Inc. In addition, he currently serves on the Board of Overseers of Columbia Business School, the Drama School Board of Governors of the Actors Studio Division of New School University and the Board of Trustees of Continuum Health Partners, East Hampton Historical Society and Trickle Up Program.

Oren Zeev, age 39, has been a director since August 1, 2003. Mr. Zeev joined Apax Partners in 1995 and has been a partner since 1999. Previously, Mr. Zeev was a research staff member at IBM.

Directors Whose Terms Expire in 2005

Donald R. Katz, age 52, has been the Chairman of the board of directors since April 1999, and a director since co-founding Audible in November 1995. Since July 2001, Mr. Katz has been serving as our Chief Executive Officer. From October 1999 to February 2000 and from November 1995 to March 1998, Mr. Katz served as our President and Chief Executive Officer. Prior to co-founding Audible, Mr. Katz was an author, business journalist and media consultant for over twenty years.

Andrew P. Kaplan, age 50, has been a director since February 2002. Mr. Kaplan has been our Executive Vice President and Chief Financial Officer since June 1999. From June 1997 to May 1999, Mr. Kaplan served as Chief Financial Officer of Thomson Corporation Publishing International, a division of The Thomson Corporation. From September 1995 to May 1997, Mr. Kaplan served as Senior Vice President and Chief Financial Officer of Vertis, Inc., an advertising services company. From March 1989 to August 1995, Mr. Kaplan served as Vice President and Chief Financial Officer of Time Life, a division of Time Warner Inc.

Richard Sarnoff, age 45, has been a Director since March 2001. Mr. Sarnoff has served as President of Random House Ventures since March 2000, and as President of Random House Corporate Development Group since June 2000. In 2002, Mr. Sarnoff became a member of the Supervisory Board of Bertelsmann AG, the parent company of Random House, Inc. From 1998 to 2000, Mr. Sarnoff served as Executive Vice President and Chief Financial Officer of Random House after having served in the same capacity at Bantam Doubleday Dell, Inc. from 1996 to 1998. Prior to 1998, Mr. Sarnoff served Bantam Doubleday Dell (predecessor to Random House), in various management positions, including Senior Vice President of Diversified Publishing and New Media, Vice President of Strategic Planning, Director of Marketing for the Bantam Publishing Division, and Director of Planning for the Sales and Marketing Division. Mr. Sarnoff currently also serves on the Board of Directors of The Princeton Review, Inc. (Nasdaq: REVU), Ebrary, Inc., Xlibris, Inc., and Classic Media, Inc.

Directors Whose Terms Expire in 2006

Gary L. Ginsberg, age 41, has been a director since April 2001. Since January 1999, Mr. Ginsberg has been serving as Executive Vice President of Investor Relations and Corporate Communications of News Corporation, and as a member of the Executive Management Committee since June 2000. Prior to joining News Corporation, Mr. Ginsberg served as managing director at the New York based strategic consulting firm of Clark & Weinstock from November 1996 until December 1998. Mr. Ginsberg also served as Senior Editor and Counsel of George Magazine from March 1995 until November 1996.

Johannes Mohn, age 54, has been a director since April 2001. Since June 2001, Mr. Mohn has been serving as Executive Vice President of Media Technology at Bertelsmann A.G. From December 1998 to May 2001, Mr. Mohn served as Vice President of Media Technology at Direct Group, Bertelsmann A.G. From May 1995 to November 1998, Mr. Mohn served as Managing Director of Bertelsmann Kalendar GmbH, a subsidiary of Bertelsmann A.G. and also served as Managing Director of Mohndruck Kalendar und Promotion Verlag GmbH, a subsidiary of Bertelsmann A.G., and Dohse & Broelemann GmbH.

Unless marked otherwise, proxies received will be voted for the election of the nominees named above.

Required Vote

Election of directors will be by a plurality of the votes of the shares of stock entitled to vote on the election of directors. Accordingly, the nominees for director receiving the highest number of affirmative votes cast on the election of directors at the Annual Meeting will be elected as directors.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND COMMITTEES

Our board of directors met twelve (12) times during 2003. No director attended less than 75 percent of the aggregate of: (i) the total number of meetings of the board of directors, and (ii) the total number of meetings held by all committees of the board of directors. We expect two (2) directors to attend the annual meeting. Last year, one (1) of our board members attended the annual meeting.

Audit Committee. The members of the Audit Committee are Winthrop Knowlton, Gary L. Ginsberg and Richard Sarnoff. Each member of the Audit Committee is considered to be an “independent director” under the NASD’s rules, with the exception of Mr. Sarnoff, who is an executive at Random House, Inc. Entities affiliated with Bertelsmann A. G., including Random House, own, in the aggregate, more than 5% of our common stock. Further, Random House is a major audio book publisher which licenses audio content to Audible for resale to its customers on terms that we believe are no less favorable to us than would otherwise be available to non-affiliates. Payments to Random House under these license agreements exceeded five percent (5%) of our revenue during 2003. Mr. Sarnoff was nonetheless appointed to the Audit Committee because he has the requisite financial experience to serve as a financial expert. Mr. Sarnoff is considered a financial expert solely for purposes of meeting the requirements of the NASD and the federal securities laws regarding inclusion of financial experts on the audit committees of public company boards of directors. Mr. Ginsberg serves as the chairman of the committee. The audit committee met six (6) times during 2003.

The Audit Committee provides the opportunity for direct contact between our independent accountants and the board of directors, engages the independent accountants to audit our financial statements, discusses the scope and results of the audit with the independent accountants, reviews with our management and the independent accountants our interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures and oversees our financial reporting process.

The board of directors has adopted a written charter for the Audit Committee that governs the Audit Committee’s responsibilities and functions. A copy of such written charter is attached to this Proxy Statement as Exhibit A.

Compensation Committee. The members of the Compensation Committee are Winthrop Knowlton, Gary L. Ginsberg and Oren Zeev. The Compensation Committee met one (1) time during 2003. The Compensation Committee reviews and recommends the compensation arrangements for our executive officers and administers our stock option plans.

Compensation Committee Interlocks And Insider Participation. None of the members of the Compensation Committee was an officer or an employee of the company at any time during 2003.

Nominations. The board of directors currently does not have a nominating committee or a committee performing the functions of a nominating committee. Nominees are selected or recommended for selection by a majority of our independent directors. Although there are no formal procedures for you to nominate persons to serve as directors, the board of directors will consider recommendations from you, which should be addressed to our corporate secretary, Nancy A. Spangler, c/o Piper Rudnick LLP, 1775 Wiehle Avenue, Suite 400, Reston, Virginia 20190.

Board Compensation. Our directors have received no cash compensation for serving as directors. Directors who are not currently employees are eligible to receive grants of stock options under our 1999 Stock Incentive Plan.

Code of Ethics and Business Conduct. The board of directors has adopted a written code of ethics and business conduct, a copy of which is available on our website at www.audible.com. We require all officers, directors and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth the compensation paid by us during the last three years ending December 31, 2003, to our chief executive officer and the other most highly compensated executive officers, other than our chief executive officer, whose total compensation for services in all capacities exceeded $100,000 during such year, whom we refer to as our “Named Executive Officers.”

Summary Compensation Table

Long Term Compensation

		Annual Compensation			Awards

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options/SARs

Donald R. Katz Chief Executive Officer And Chairman, Board of Directors	2003 2002 2001	190,000 190,000 225,000(2)	200,000(1) -- --	-- -- --	808,500 400,000 600,000

Andrew P. Kaplan Executive Vice President Chief Financial Officer	2003 2002 2001	190,000 190,000 181,396(3)	200,000(1) -- --	-- -- 100,000(4)	423,500 300,000 300,000

Robert O. Kramer -- (Former) President (5)	2003 2002 2001	177,083(6) 250,000 250,000	-- -- --	47,436(7) -- 100,000(4)	-- 250,000 425,000

________________________

(1)
This bonus was paid pursuant to a plan put into place in 2000, providing that if Audible was successful in the future in raising an additional $15 million in equity, an incentive payment would be earned. In a series of three rounds of financing beginning in 2001 and ending with the Series C financing in August, 2003, a total of $19.5 million was raised, thus triggering the incentive payment.

(2)
The salary paid to Mr. Katz in 2001 was based on an annual base salary of $250,000 for the period starting on January 1, 2001 to July 31, 2001, and based on an annual base salary of $190,000 for the period starting on August 1, 2001 to December 31, 2001. Currently, the salary paid to Mr. Katz is based on an annual base salary of $190,000.

(3)	The salary paid to Mr. Kaplan is based on an annual base salary of $190,000.
(4)	Reflects a $100,000 retention payment in return for continuous employment through June 30, 2001.
(5)	Mr. Kramer resigned effective September 17, 2003.
(6)	The salary paid to Mr. Kramer in 2003 was based on an annual base salary of $250,000.
(7)	Reflects severance paid to Mr. Kramer in connection with his resignation.

Options Granted in 2003

The following table provides the specified information concerning options granted to our Named Executive Officers for the fiscal year ended December 31, 2003:

Name	Number of Securities Underlying Options/SARs Granted	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

					5%	10%

Donald R. Katz	337,365	9.1%	$0.54	08/01/13	$114,700	$290,100
	471,135	12.7%	$1.14	09/25/13	$339,200	$857,500

Andrew P. Kaplan	176,715	4.8%	$0.54	08/01/13	$60,100	$152,000
	246,785	6.6%	$1.14	09/25/13	$177,700	$449,100

Robert O. Kramer	--	--	--	--	--	--

Option Exercises in 2003 and Year-End Values Table

The following table provides information concerning option exercises in 2003 and unexercised options held as of December 31, 2003, by our Named Executive Officers.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Donald R. Katz	100,000	$185,000	864,215	844,285	$2,809,600	$2,769,400

Andrew P. Kaplan	0	0	1,014,309	434,191	$2,154,100	$1,415,500

Robert O. Kramer	392,652	$634,879	0	0	$0	$0

______________________________________

(1)	Based on $4.22 per share, the closing price of our common stock on the Nasdaq OTCBB on December 31, 2003.

EMPLOYMENT ARRANGEMENTS

We have not entered into formal employment agreements with any of our Named Executive Officers. Our employment arrangements with our Named Executive Officers, which are embodied in enforceable offer letters, provide for a base salary, which may be increased by our board of directors, and bonus.

Donald R. Katz. Mr. Katz’s employment arrangement provides him with an annual base salary of $190,000. In 2003, Mr. Katz was granted an option to acquire 808,500 shares of our common stock. Mr. Katz was entitled, under the Company’s Management Incentive Plan, to a one-time bonus of $200,000 if the Company was sold or if it obtained additional funding in an amount of $15 million or more (transaction bonus). Mr. Katz received this bonus in 2003 as a result of the completion of the Company’s Series C financing. In the event that Mr. Katz is terminated by the Company without cause or he terminates his employment for good reason, he will receive nine month’s severance as well as health benefits for 18 months.

Andrew P. Kaplan. Mr. Kaplan's employment arrangement provides him with an annual base salary of $190,000. In 2003, Mr. Kaplan was granted an option to acquire 423,500 shares of our common stock. Mr. Kaplan is entitled to six-month’s severance if we terminate his employment. We also provide him access to a corporate apartment. Mr. Kaplan was entitled, under the Company’s Management Incentive Plan, to a one-time bonus of $200,000 if the Company was sold or if it obtained additional funding in an amount of $15 million or more (transaction bonus). Mr. Kaplan received this bonus in 2003 as a result of the completion of the Company’s Series C financing.

Robert O. Kramer. Mr. Kramer’s employment arrangement provided him with an annual base salary of $250,000, of which he received $177,083 prior to his resignation in September 2003. Mr. Kramer received a severance payment in the amount of $47,436 upon his resignation. Mr. Kramer also had access to a corporate apartment during his tenure with the Company.

We require all our employees to sign agreements that prohibit the disclosure of our confidential or proprietary information. Each of these employees also has agreed to non-competition and non-solicitation provisions that will be in effect during his employment and for one year thereafter.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our equity compensation plans as of December 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column) (1)
Equity compensation plans approved by security holders	9,442,340	$1.78	2,417,276
Equity compensation plans not approved by security holders	--	--	--
Total	9,442,340	$1.78	2,417,276

(1)	Represents shares of common stock issuable in connection with such equity compensation plans.

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION
For the Year Ended December 31, 2003

The Compensation Committee of the board of directors is comprised of three independent directors as of the date of this report: Gary L. Ginsberg, Winthrop Knowlton and Oren Zeev.

We have the authority to handle management of compensation matters, including establishing the compensation of the Chief Executive Officer and incentive compensation for the employees of the Company, and to serve as the committee authorized to grant options under the Company’s stock option plans and administer the employee stock purchase plan. The Compensation Committee met one time separately from the board of directors during 2003.

The Company uses various national and local compensation surveys to develop its compensation strategy and plans. We also refer to these surveys for executive compensation purposes.

There are four components to our executive compensation program: base salary; bonus; stock options; and retirement plan. Our compensation philosophy is to be competitive with comparable and directly competitive companies in order to attract, retain, and motivate highly qualified employees. To this end, we have adjusted the mix of the compensation components from year to year according to the Company’s performance.

BASE SALARY. Executive base salary is adjusted periodically based on financial results and performance on developmental objectives that we believe are critical to the Company’s long-term progress. These objectives include progress on the Company’s current business plan’s objectives and staff development.

BONUS. We annually determine whether to pay bonuses and approve executive bonuses based upon the achievement of earnings and performance objectives that, we believe, are critical to the Company’s long-term progress and success. Bonuses are payable to officers, managers, and key employees based upon the recommendation of the Chief Executive Officer. We approve the bonuses for each of the Named Executive Officers. During 2003, the Company paid a transaction bonus of $200,000 to Mr. Katz and Mr. Kaplan, respectively.

STOCK OPTIONS. Participants in the Company’s stock option plans include directors, executive officers, and key employees. Stock options are granted to new employees on their hiring date based on the recommendation of the Company's officers to us and subject to our approval. In addition, the Company's officers periodically recommend to us, for our approval at regularly scheduled Compensation Committee meetings, stock option grants to employees based on merit. Options outstanding under current plans fully vest in a period of up to 50-months and expire in ten years. The Compensation Committee granted options in 2003 to Messrs. Katz and Kaplan which are designed to be a meaningful portion of their overall compensation and to reinforce our goal of retaining key executives.

RETIREMENT. The Company adopted a non-contributory 401(k) plan for its employees, including executive officers.

CHIEF EXECUTIVE COMPENSATION. Mr. Katz’s compensation for 2003 is shown in the summary compensation table included in our proxy statement. In determining compensation for Mr. Katz, the Compensation Committee reviewed how chief executive officers of companies in the same industry as ours are compensated.

Gary L. Ginsberg
Winthrop Knowlton
Oren Zeev

AUDIT COMMITTEE REPORT ON
AUDITED FINANCIAL STATEMENTS
For the Year Ended December 31, 2003

The Audit Committee of the board of directors is comprised of three independent directors as of the date of this report: Gary L. Ginsberg, Richard Sarnoff and Winthrop Knowlton. We met six times during 2003 and two times in 2004 in connection with the year-end audit.

We operate under a written charter adopted by the board of directors, and are responsible for overseeing Audible's financial reporting processes on behalf of the board of directors. Each year, we recommend to the board of directors, subject to stockholder ratification, the selection of Audible's independent auditors.

Management is responsible for the Company’s financial statements and the financial reporting processes, including internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. Our responsibility is to monitor and oversee these processes.
In this context, we have met and held discussions with management and KPMG LLP, the Company’s independent auditors. Management represented to us that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the consolidated financial statements with management and the independent auditors. We discussed with KPMG LLP the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of KPMG’s judgments about the quality (not just the acceptability) of the Company’s accounting principles as applied to financial reporting.

KPMG LLP also provided us with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with KPMG LLP that firm’s independence. We further considered whether the provision by KPMG LLP of the non-audit services described elsewhere in this proxy statement is compatible with maintaining the auditors’ independence.

Based our discussion with management and the independent auditors and our review of the representation of management and the disclosures by the independent auditors to the Audit Committee, we recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. We and the board of directors have also recommended the selection of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2004, subject to stockholder ratification.

Gary L. Ginsberg
Richard Sarnoff
Winthrop Knowlton

PRINCIPAL STOCKHOLDERS

The following table shows the number of shares of our common stock beneficially owned as of March 31, 2004 by:

•	each person who we know beneficially owns more than 5% of the common stock;
•	each member of our board of directors;
•	each of our Named Executive Officers; and
•	all of the directors and executive officers as a group.

Unless otherwise indicated, (i) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, and (ii) the address for the persons named in the table is c/o Audible, Inc., 65 Willowbrook Boulevard, Wayne, New Jersey 07470.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding (1)

Apax Managers, Inc.(2) 445 Park Avenue, 11th Floor New York, NY 10022	26,092,008	40.4%
Special Situations Fund III, L.P. (3) Special Situations Private Equity Fund, L.P Special Situation Technology Fund 153 East 53rd Street New York, NY 10022 Special Situations Cayman Fund, L.P. C/o CIBC Bank and Trust Company (Cayman) Limited CIBC Bank Building P.O. Box 694 Grand Cayman, Cayman Islands British East Indies	3,924,968	6.2
Random House, Inc. (4) Random House Ventures L.L.C. Bertelsmann Multimedia, Inc. 1540 Broadway New York, NY 10036	6,090,091	9.5
Winthrop Knowlton (5)	216,875	*
Donald R. Katz (6)	2,404,599	3.7

Andrew Kaplan (7)	1,104,594	1.7
Richard Sarnoff (8)	100,000	*
Gary L. Ginsberg (9)	100,000	*
Alan Patricof	0	*
Johannes Mohn (10)	100,000	*
Oren Zeev	0	*
Robert O. Kramer	0	*
All Named Executive Officers and directors as a group (9 persons) (11)	4,026,068	6.1
* less than 1%
_______________________
(1)
As of March 31, 2004, we had outstanding 63,566,600 shares of common stock. Unless otherwise noted, the persons named in this table have sole voting power with respect to all shares of common stock. In compliance with the SEC rules, for purposes of calculating the percentage of common stock outstanding, any securities not outstanding which are subject to options, warrants or conversion privileges, are deemed outstanding for the purposes of computing the percentage of the outstanding securities owned by such person but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person. Share ownership in each case includes shares issuable upon exercise of outstanding options and warrants that are exercisable within 60 days of March 31, 2004.

(2)
The number of shares beneficially owned is based on the information contained in that certain Schedule 13D that was filed with the SEC on February 6, 2004, reporting beneficial ownership of securities of the Company held by Apax Excelsior VI, L.P., Apax Excelsior VI-A, C.V., Apax Excelsior VI-B, C.V. and Patricof Private Investment Club III, L.P. (collectively, the “Excelsior VI Funds”), and includes 1,000,000 shares of common stock issuable upon exercise of warrants. As reported in the Schedule 13D, Apax Managers, Inc. is the general partner of certain entities, including Apax Excelsior VI Partners, L.P. Apax Excelsior VI Partners, L.P. is the general partner of certain private equity funds, including the Excelsior VI Funds. As reported in the Schedule 13D, Apax Managers, Inc. has the sole power to vote or direct the vote and to dispose or to direct the disposition of all shares of common stock deemed beneficially owned by it.

(3)
The number of shares beneficially owned is based on the information contained in that certain Schedule 13G/A that was filed with the SEC on February 13, 2004, reporting beneficial ownership of securities of the Company held by Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P., Special Situations Cayman Fund, L.P., Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P. As reported in the Schedule 13G/A, Austin Marxe and David Greenhouse beneficially own 3,924,968 shares of common stock, of which: (i) 1,950,946 shares of common stock are held by Special Situations Fund III, L.P., (ii) 955,921 shares of common stock are held by Special Situations Private Equity Fund, L.P., (iii) 540,568 shares of common stock are held by Special Situations Cayman Fund, L.P., (iv) 76,786 shares of common stock are held by Special Situations Technology Fund, L.P and (v) 400,747 owned by Special Situations Technology Fund II, L.P. As reported in the Schedule 13G/A, (i) MGP Advisers Limited Partnership acts as general partner of and investment adviser to Special Situations Fund III, L.P., (ii) MG Advisers, L.L.C. acts as general partner of and investment adviser to Special Situations Private Equity Fund, L.P., (iii) AWM Investment Company, Inc. acts as the general partner of MGP Advisers Limited Partnership, and general partner of and investment adviser to Special Situations Cayman Fund, L.P., and (iv) SST Advisers, L.L.C. acts as general partner of and investment adviser to Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P. Austin Marxe and David Greenhouse have shared power to vote or to direct the vote of and to dispose or to direct the disposition of securities reported in the Schedule 13G/A which are beneficially owned by Austin Marxe and David Greenhouse by virtue of being executive officers of the investment advisers of each of the five funds.

(4)	Includes 878,333 shares of common stock issuable upon exercise of warrants.
(5)	Includes 115,000 shares issuable upon exercise of options.
(6)	Includes 1,005,099 shares issuable upon exercise of options.
(7)	Includes 1,097,594 shares issuable upon exercise of options.
(8)	Includes 100,000 shares issuable upon exercise of options.
(9)	Includes 100,000 shares issuable upon exercise of options.
(10)	Includes 100,000 shares issuable upon exercise of options.
(11)	2,517,693 shares issuable upon exercise of options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Apax Managers, Inc. and Bertelsmann A.G. In August 2003, funds managed by Apax Managers, Inc. and entities affiliated with Bertelsmann A.G. purchased an aggregate of 1,111,111 shares of our Series C convertible preferred stock for an aggregate purchase price of $6,000,000. In December, 2003, all of the shares of Series C convertible preferred stock purchased by these funds and entities were automatically converted to shares of our common stock in accordance with the terms of the stock based on the price and trading volume of our common stock during the 60 day period prior to conversion.

Apax Managers, Inc. and Random House, Inc. In February 2004, all of the shares of Series A convertible preferred stock owned by Apax Managers, Inc. and Series B convertible preferred stock owned by Random House, Inc. were converted to shares of our common stock. As an inducement to early conversion of the Series A convertible preferred stock, which carried a 12% coupon through August 2007, we granted to Apax 2.3 million shares of our common stock over dividend shares then due and warrants to purchase one million shares of our common stock at the price of $7.00 per share.

As a result of these conversions, there is no longer any preferred stock outstanding.

Random House, Inc. Random House is a major audio book publisher which licenses audio content to Audible for resale to its customers. Payments to Random House under these license agreements exceeded five percent (5%) of our revenue in 2003. We expect that payments to Random House under these agreements will exceed five percent (5%) of our revenue in 2004.

Apax Managers, Inc. beneficially owns, in the aggregate, more than 5% of our common stock. Alan Patricof founded Apax. Oren Zeev is a partner at Apax.

Entities affiliated with Bertelsmann A. G., including Random House, Inc., own, in the aggregate, more than 5% of our common stock. Johannes Mohn is an executive at Bertelsman A. G. Richard Sarnoff is an executive at Random House. We believe that the terms of our license agreements with Random House are no less favorable to us than would otherwise be available to non-affiliates.

PERFORMANCE GRAPH

The following graph shows the comparison of cumulative total return on our common stock, based on the market price of our common stock assuming reinvestment of dividends with a comparable return of the JP Morgan H & Q Internet 100 Index, the RDG Internet Composite Index and the Nasdaq Stock Market (U.S.) Index, for the period beginning July 16, 1999 through December 31, 2003.*

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF AUDITORS

KPMG LLP has served as our independent auditors since September 1996 and has been selected by our board of directors as our independent auditors for the year ending December 31, 2004. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting thereon, management will review its future selection of auditors.

Representatives of KPMG LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Audit Fees. KPMG LLP billed us an aggregate of $202,000 for professional services rendered for the audit of our financial statements for 2003 and its reviews of our financial statements included in our Forms 10-Q during 2003.

Financial Information Systems Design and Implementation Fees. During the calendar year ended December 31, 2003, KPMG LLP provided no services and therefore did not bill us in connection with financial information systems design and implementation.

All Other Fees. During the calendar year ended December 31, 2003, KPMG LLP billed us an aggregate of $55,850 for services rendered in connection with research, consultation and tax work.

The Audit Committee has determined that the provision of services by KPMG LLP described in the preceding two paragraphs are compatible with maintaining KPMG LLP’s independence as our independent auditors.

Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of KPMG LLP as the independent auditors for the current year.

Required Vote

The ratification of the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2004 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS.

PROPOSAL NO. 3: AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT AND DECREASE THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK ON A PROPORTIONAL BASIS

Overview

Our Board of Directors has unanimously approved a proposal to amend our certificate of incorporation to effect a reverse stock split of all outstanding shares of our common stock at an exchange ratio ranging from one-for-two to one-for-four and to concurrently decrease the authorized number of shares of common stock on a proportional basis. The Board has recommended that this proposal be presented to our stockholders for approval. You are now being asked to vote upon an amendment to our certificate of incorporation to effect this reverse stock split and to decrease the authorized number of shares of common stock on a proportional basis. Upon receiving stockholder approval, the Board will have the sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the best interests of the Company and its stockholders, whether or not to effect a reverse stock split, and if so, the number of shares of our common stock between and including two and four which will be combined into one share of our common stock, at any time before the first anniversary of this annual meeting of stockholders. In each instance the authorized number of shares of common stock will be reduced on a proportional basis. The Board believes that stockholder approval of the amendment granting the Board this discretion, rather than approval of a specified exchange ratio, provides the Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders.

The text of the form of the proposed amendment to our certificate of incorporation is attached to this proxy statement as Exhibit B. By approving this amendment, stockholders will approve an amendment to our certificate of incorporation pursuant to which any whole number of outstanding shares between and including two and four would be combined into one share of our common stock, and authorize the Board to file such amendment, as determined by the Board in the manner described herein. The amendment would also concurrently reduce the authorized number of shares of common stock on a proportional basis to the exchange ratio implemented. The Board may also elect not to do any reverse split.

If approved by the stockholders, and following such approval, the Board determines that effecting a reverse stock split is in the best interests of the Company and its stockholders, the reverse stock split will become effective upon filing such amendment with the Secretary of State of the State of Delaware. The amendment filed thereby will contain the number of shares selected by the Board within the limits set forth in this proposal to be combined into one share of our common stock.

If the Board elects to effect a reverse stock split following stockholder approval, the number of issued and outstanding shares of common stock would be reduced in accordance with an exchange ratio determined by the Board within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. The par value of our common stock would remain unchanged at $0.01 per share. The amendment would also decrease the number of authorized shares of common stock on a proportional basis to the exchange ratio implemented. Currently, the Board does not have any plans with regard to the authorized but unissued shares of our common stock following the reverse split.

Reasons for the Reverse Stock Split

The Board believes that a reverse stock split is desirable for a number of reasons. First, the Board believes that a reverse stock split could improve the marketability and liquidity of our common stock. Second, the Board believes that our common stock will be approved for listing on the Nasdaq SmallCap Market shortly after a reverse stock split and that a reverse stock split may enable us to list our common stock on the Nasdaq National Market in the future.

The Board believes that the increased market price of our common stock expected as a result of implementing a reverse stock split will improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of our common stock may be harmed by the proposed reverse split given the reduced number of shares that would be outstanding after the reverse stock split. The Board is hopeful, however, that the anticipated higher market price will reduce, to some extent, the negative effects on the marketability and liquidity of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Further, our common stock is currently traded on the over-the-counter bulletin board. The OTC bulletin board is generally considered to be a less efficient market than either the Nasdaq SmallCap Market or the Nasdaq National Market. In order for our common stock to be quoted on the Nasdaq SmallCap Market or the Nasdaq National Market, we must satisfy certain initial listing requirements established by Nasdaq. Among other things, our stockholders’ equity must be at least $5 million and the closing bid price of our common stock must be at least $4.00 per share prior to the submission of our listing application to the Nasdaq SmallCap Market. We believe that we will satisfy these initial listing requirements and that our common stock will be approved for listing on the Nasdaq SmallCap Market if we effect a reverse stock split. We also believe that a reverse stock split may position us to apply for listing on the Nasdaq National Market in the future, if we are able to maintain a closing bid price of at least $5.00 per share for 90 consecutive trading days following the proposed reverse stock split. If our common stock is approved for quotation on the Nasdaq SmallCap Market or, later, on the Nasdaq National Market, we will have to satisfy certain listing maintenance standards established by Nasdaq, including the maintenance of a minimum closing bid price of $1.00 per share.

The Board expects that a reverse stock split of our common stock will increase the market price of our common stock so that we are able to comply with the Nasdaq SmallCap Market $4.00 minimum bid price listing requirement, the Nasdaq National Market $5.00 minimum bid price listing requirement and the Nasdaq $1.00 minimum bid price listing maintenance standard. However, the effect of a reverse split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of our common stock after the reverse split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse stock split. There can be no assurance that the market price per post-reverse split share will meet or exceed the minimum bid price listing requirements of either the Nasdaq SmallCap Market or the Nasdaq National Market or the $1.00 minimum bid price listing maintenance standard for a sustained period of time. The market price of our common stock may be based also on other factors which may be unrelated to the number of shares outstanding, including our future performance. In addition, there can be no assurance that we will not be delisted due to a failure to meet other listing maintenance standards, even if the market price per post-reverse split share of our common stock remains in excess of $1.00. Notwithstanding the foregoing, the Board believes that the proposed reverse stock split, when implemented within the proposed exchange ratio range, will result in the market price of our common stock rising to the level necessary to satisfy the minimum bid price listing requirements of the Nasdaq SmallCap Market and the Nasdaq National Market and the $1.00 minimum bid price listing maintenance standard for the foreseeable future.

The Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

Board Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by our stockholders, it will be effected, if at all, only upon a determination by the Board that a reverse stock split (with an exchange ratio determined by the Board as described above) is in the best interests of the Company and its stockholders. Such determination shall be based upon certain factors, including meeting the listing requirements for the Nasdaq SmallCap Market, existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock. Notwithstanding approval of the reverse stock split by the stockholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the reverse stock split prior to the one year anniversary of this annual meeting of stockholders, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board fails to implement any of the reverse stock splits prior to the one year anniversary of this annual meeting of stockholders, stockholder approval again would be required prior to implementing any reverse stock split.

Effects of the Reverse Stock Split

After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of our common stock. However, the proposed reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the reverse split results in any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares). The number of stockholders of record will not be affected by the proposed reverse stock split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split).

Although the proposed reverse stock split will not affect the rights of stockholders or any stockholder’s proportionate equity interest in the Company (subject to the treatment of fractional shares), the number of authorized shares of common stock will be reduced on a proportional basis to the exchange ratio implemented.

The following table contains approximate information relating to our common stock under each of the proposed amendments based on share information as of March 31, 2004 (in thousands):

	Pre-Reverse Split	1-for-2	1-for-3	1-for-4

Authorized Common Stock	120,000,000	60,000,000	40,000,000	30,000,000

Outstanding Common Stock	63,566,600	31,783,300	21,188,866	15,891,650

Treasury	689,225	344,612	229,741	172,306

Common Stock Reserved for Issuance pursuant to Outstanding Stock Options	9,058,781	4,529,390	3,019,593	2,264,695

Common Stock Reserved for Issuance under Stock Incentive Plan	2,371,276	1,185,638	790,425	592,819

Common Stock Reserved for Issuance pursuant to Outstanding Warrants	3,223,341	1,611,670	1,074,447	805,835

Authorized and Unreserved Common Stock	41,090,777	20,545,388	13,696,925	10,272,694

The proposed reverse stock split will reduce the number of shares of common stock available for issuance under our stock option plan in proportion to the exchange ratio selected by the Board within the limits set forth in this proposal. We also have certain outstanding stock options and warrants to purchase shares of our common stock. Under the terms of the outstanding stock options and warrants, the proposed reverse stock split will effect a reduction in the number of shares of common stock issuable upon exercise of such stock options and warrants in proportion to the exchange ratio of the reverse stock split and will effect a proportionate increase in the exercise price of such outstanding stock options and warrants. In connection with the proposed reverse stock split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

If the proposed reverse stock split is implemented, it will increase the number of stockholders of the Company who own “odd lots” of less than 100 shares of our common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act. The proposed reverse stock split will not affect the registration of the common stock under the Securities Exchange Act. If the proposed reverse stock split is implemented and our common stock is relisted on the Nasdaq SmallCap Market, our common stock will be reported on the Nasdaq SmallCap Market under the symbol “ADBL” (although Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred).

The proposed reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced in proportion to the exchange ratio selected by the Board in the manner described above, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

Effective Date

The proposed reverse stock split would become effective as of 5:00 p.m. Eastern time on the date of filing of a certificate of amendment to our certificate of incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio determined by the Board within the limits set forth in this proposal and the number of authorized shares of common stock will be reduced on a proportional basis to the exchange ratio implemented.

Payment for Fractional Shares

No fractional shares of common stock will be issued as a result of the proposed reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive cash in an amount equal to the product obtained by multiplying (a) the closing sales price of our common stock on the effective date as reported on the over-the-counter bulletin board by (b) the number of shares of our common stock held by such stockholder that would otherwise have been exchanged for such fractional share interest.

Exchange of Stock Certificates

As soon as practicable after the effective date, stockholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

Accounting Consequences

The par value per share of our common stock will remain unchanged at $0.01 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of our common stock outstanding.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights with respect to the proposed amendments to the certificate of incorporation to effect the reverse split and we will not independently provide our stockholders with any such right.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

The following is a summary of important tax considerations of the proposed reverse stock split. It addresses only stockholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse split shares as part of a straddle, hedge, or conversion transaction and stockholders who are subject to the alternative minimum tax provisions of the Code. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each stockholder is advised to consult his or her tax advisor as to the tax consequences of the proposed reverse stock split as to his or her own situation.

The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

A holder of the pre-reverse split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the reverse stock split.

Required Vote

The affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock will be required to approve the amendment of our Amended and Restated Certificate of Incorporation to effectuate the reverse stock split of our common stock.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AND TO CONCURRENTLY DECREASE THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK ON A PROPORTIONAL BASIS.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 promulgated under the Exchange Act, our stockholders may present proposals for inclusion in our proxy statement for consideration at the next annual meeting of our stockholders by submitting their proposals to us in a timely manner. Any such proposal must comply with Rule 14a-8 and must be received by the Company at the address appearing on the first page of this proxy statement no later than December 30, 2004.

Our by-laws require stockholders who intend to propose business for consideration by stockholders at an annual meeting, other than stockholder proposals that are included in the proxy statement, to give written notice to our Secretary not less than sixty days and not more than ninety days before the anniversary of the prior years’ meeting. A stockholder must submit a matter to be raised at our 2005 meeting of stockholders on or after March 5, 2005, but not later than, April 4, 2005. The written notice should be sent to our corporate secretary, Nancy A. Spangler, c/o Piper Rudnick LLP, 1775 Wiehle Avenue, Suite 400, Reston, VA 20190, and must include a brief description of the business, the reasons for conducting such business, any material interest the stockholder has in such business, the name and address of the stockholder as they appear on our books and the number of shares of our common stock the stockholder beneficially owns.

SEC rules set forth standards for what stockholder proposals we are required to include in a proxy statement for an annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and executive officers must file reports with the Securities and Exchange Commission indicating the number of shares of our common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. Based on our review of these reports and written representations from the persons required to file them, we believe each of our directors and executive officers filed all required reports during 2003 in a timely fashion, with the following exceptions: Donald Katz filed two Form 4s with respect to three transactions late, Random House, Inc. filed its Form 3 late and one Form 4 with respect to two transactions late and Johannes Mohn filed his Form 3 late.

OTHER MATTERS

Our board of directors knows of no other business that will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

AUDIBLE, INC.
65 Willowbrook Boulevard
Wayne, N.J. 07470

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Donald R. Katz, Andrew P. Kaplan and Nancy A. Spangler, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Audible, Inc. (the “Company”) held of record by the undersigned on April 30, 2004 at the Annual Meeting of Stockholders to be held on June 3, 2004 at 10:00 a.m., local time, at the offices of the Company, 65 Willowbrook Boulevard, Wayne, NJ 07470, and any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DETACH HERE

☒	Please mark votes as in this example.

1.	Election of Three Directors to serve until 2007.
Nominees: (01) Winthrop Knowlton, (02) Alan Patricof and (03) Oren Zeev.

FOR	AGAINST	ABSTAIN

Instruction: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below:

_______________________________________________________________________

2.	Ratify the appointment of KPMG LLP as independent public accountants for the fiscal year ending December 31, 2004.

FOR	AGAINST	ABSTAIN

3.
Approval of an amendment of our Amended and Restated Certificate of Incorporation to effectuate a reverse stock split of our common stock within the range of one-for-two to one-for-four at the discretion of our Board of Directors and to concurrently decrease the authorized number of shares of our common stock on a proportional basis.

FOR	AGAINST	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting or any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

_______________________________________

Please sign exactly as name appears hereon. Joint owners each should sign. Executors, administrators, trusts, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

__________________________________________
Signature of Shareholder

Date: _________________________________, 2004

__________________________________________
Signature if held jointly

EXHIBIT B

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
AUDIBLE, INC.

Pursuant to Section 242
of the General Corporation Law of
the State of Delaware

Audible, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST: The name of the Corporation is Audible, Inc. (formerly The Audible Words Corporation).

SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on November 3, 1995, was amended and restated on July 21, 1999 and was amended on March 12, 2002 and March 25, 2004 and is in effect on the date of the filing of this Certificate of Amendment of Certificate of Incorporation (the “Certificate of Amendment”).

THIRD: The Certificate of Incorporation of the Corporation is hereby amended by striking the introductory paragraph of Article FOURTH thereof and by substituting the following in lieu thereof as the new introductory paragraph of Article FOURTH:

FOURTH: Authorized Capital. The total number of shares of all classes of stock which the Corporation shall have authority to issue is [*] shares, of which (i) [*] shall be shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) 10,000,000 shall be shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, every [*] shares of Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.01 per share. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder's fractional share based upon the closing sales price of the Common Stock as reported on the over-the-counter bulletin board as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware."

FOURTH: The Certificate of Amendment herein certified has been duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by Donald R. Katz, its Chief Executive Officer, as of this __ day of June, 2004.

AUDIBLE, INC.

By: /s/ Donald R. Katz

Name: Donald R. Katz
Title: Chief Executive Officer
1

_______________________

1  The Board of Directors adopted a resolution approving the combination of any whole number of shares of Common Stock between and including two and four into one (1) share of Common Stock and a concurrent reduction in the total number of shares of Common Stock that the Corporation is authorized to issue on a proportional basis to the exchange ratio implemented, subject to the approval of at least a majority of the outstanding shares of the Common Stock of the Corporation. Provided that stockholders holding the requisite number of shares approve the proposal to effectuate a reverse stock split within this range, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include the ratio determined by the Board of Directors, in its discretion, to be in the best interests of the Corporation and its stockholders. The Board of Directors may also elect not to do a reverse stock split, in which case this Certificate of Amendment will be abandoned.